Exhibit 4.4


                            INTERCREDITOR AGREEMENT


                  THIS INTERCREDITOR AGREEMENT (this "Agreement") is dated as of October 8, 2002, by and among U.S. Bank, N.A., a national banking association, as trustee under the Senior Notes Indenture (as defined below) (together with its successors and assigns from time to time under the Senior Notes Indenture, the "Senior Notes Trustee"), U.S. Bank, N.A., a national banking association, as trustee under the Senior Subordinated PIK Notes Indenture (as defined below) (together with its successors and assigns from time to time under the Senior Subordinated PIK Notes Indenture, the "Senior Subordinated PIK Notes Trustee"), U.S. Bank, N.A., a national banking association, as trustee under the Subordinated PIK Note Indenture (as defined below) (together with its successors and assigns from time to time under the Subordinated PIK Note Indenture, the "Subordinated PIK Note Trustee"), Credit Provider Group, LLC, a Delaware limited liability company ("L/C Provider"), Cascade Entertainment Group, LLC, a California limited liability company (the "Manager"), the Chukchansi Economic Development Authority (the "Authority"), a wholly owned unincorporated enterprise of the Picayune Rancheria of Chukchansi Indians (the "Tribe"), and the Tribe (solely with respect to its obligations under Section 9).

                                   RECITALS


         A. Senior Notes. Concurrently herewith, the Authority is issuing $153,000,000 aggregate principal amount of its 14 1/2 % Senior Notes due 2009 (together with all notes issued in exchange or replacement therefore, the "Initial Senior Notes"), pursuant to the Senior Notes Indenture. In addition, the Authority may issue up to $25,000,000 aggregate principal amount of its Senior Notes (other than the Initial Senior Notes) pursuant to the Senior Notes Indenture in accordance with the provisions thereof (collectively with all notes issued in exchange or replacement therefore and with the Initial Senior Notes, the "Senior Notes").

         B. Senior Subordinated PIK Notes. Concurrently herewith, the Authority is further issuing $14,827,605 aggregate principal amount of its 16.75% Senior Subordinated Pay-In-Kind Notes due 2009 with contingent interest (together with all notes issued in exchange or replacement therefore, the "Senior Subordinated PIK Notes") pursuant to the Senior Subordinated PIK Notes Indenture.

         C. Proceeds of the Senior Notes and the Senior Subordinated PIK Notes. The Authority will use the net proceeds from the sale of the Senior Notes and the Senior Subordinated PIK Notes for (among other things) the design, development, construction, equipping, opening and operation of a casino, hotel and related amenities to be constructed by the Authority (the "Facility") upon the Tribe's rancheria located near Coarsegold, California.

         D. Junior Notes. Concurrently herewith, the Authority is issuing:

                  (a) $12,000,000 aggregate principal amount of its 17% Subordinated Pay-In-Kind Notes due 2009 (together with all notes issued in exchange or replacement therefore, the "Subordinated PIK Note") pursuant to the Subordinated PIK Note Indenture;

                  (b) a promissory note (together with all notes issued in exchange or replacement therefore, the "L/C Note") in the form attached to the Letter of Credit Drawdown Agreement (as defined below) evidencing the Authority's obligation to repay certain loans from the L/C Provider advanced from time to time pursuant to the Letter of Credit Drawdown Agreement; and

                  (c) a promissory note (together with all notes issued in exchange or replacement therefore, the "Manager Repayment Note" and, together with the Subordinated PIK Note and the L/C Note, the "Junior Notes") in the form attached to the Cash Accumulation Account Contribution Agreement (as defined below) evidencing the Authority's obligation to repay certain loans from the Manager advanced from time to time pursuant to the Cash Accumulation Account Contribution Agreement.

         E. Collateral Arrangements. The Senior Notes are secured by all of the Collateral (as defined below), as set forth in the Senior Notes Indenture, pursuant to the Collateral Documents (as defined below). The Senior Subordinated PIK Notes and each of the Junior Notes are not and will not be secured by any collateral.

         F. Subordination. The Senior Notes Trustee, on behalf of the holders of Senior Notes, has agreed that the Authority may incur indebtedness under the Senior Subordinated PIK Notes and the Junior Notes only if the Subordinated Claimants (as defined below) shall join in this Agreement and subordinate, to the extent and in the manner hereinafter set forth, all claims and rights in respect of the Junior Notes and the Senior Subordinated PIK Notes, as applicable, to all Senior Note Obligations (as defined below) to the extent set forth in this Agreement.

         G. Purpose. The parties have entered into this Agreement in order to
(a) provide for the subordination of the obligations and liabilities in respect of the Senior Subordinated PIK Notes and the Junior Notes to the obligations and liabilities in respect of the Senior Notes in favor of the Senior Notes Trustee (for the benefit of the Senior Note Holders) and (b) set forth certain conditions upon which payments shall be made on the Junior Notes and the Senior Subordinated PIK Notes.

                                   AGREEMENT


                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions.

                  1.1 Defined Terms. The terms defined in this Section 1 shall have the meanings herein specified:

                  "Affiliate" has the meaning ascribed thereto in the Senior Notes Indenture.

                  "Bankruptcy Law" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

                  "Business Day" has the meaning ascribed thereto in the Senior Notes Indenture.

                  "Cash Accumulation Account" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

                  "Cash Accumulation Account Contribution Agreement" has the meaning ascribed thereto in the Senior Notes
Indenture.

                  "Cash Accumulation Account Shortfall" means, at any time of determination, the Required Cash Accumulation Amount less the amount in the Cash Accumulation Account at such time.

                  "Cash Collateral and Disbursement Agreement" has the meaning ascribed thereto in the Senior Notes Indenture.

                  "Cash Equivalents" has the meaning ascribed thereto in the Senior Notes Indenture.

                  "Claim" means any claim, demand, action or cause of action arising under this Agreement or under the Collateral Documents, as any of the foregoing may be amended or modified from time to time, or in any way connected with or related or incidental to any of the foregoing, whether now existing or hereafter arising and whether sounding in tort, contract or otherwise.

                  "Collateral" has the meaning ascribed thereto in the Senior Notes Indenture.

                  "Collateral Documents" has the meaning ascribed thereto in the Senior Notes Indenture.

                  "Event of Default" means the occurrence and continuance of an Event of Default under the Senior Notes Indenture.

                  "Fixed Charge Coverage Ratio" has the meaning ascribed thereto in the Senior Notes Indenture.

                  "Governmental Action" means any resolution, ordinance, statute, regulation, order or decision regardless of how constituted having the force of law or legal authorization of the Tribe, the Authority or any instrumentality or agency of the Tribe.

                  "Initial Junior Lender" means each of the Manager, L/C Provider and the Subordinated PIK Note Trustee acting for and on behalf of the Subordinated PIK Note Holders.

                  "Junior Lender Claims" means (a) all principal of, and premium, if any, and interest on, the Junior Notes (including, without limitation, any interest accruing thereon at the legal rate after the commencement of any Proceeding and any additional interest that would have accrued thereon but for the commencement of such Proceeding) and (b) all other indebtedness, obligations and liabilities of the Authority to any Junior Noteholder or the Subordinated PIK Note Trustee, whether now existing or hereafter incurred or created, under or with respect to any Junior Note or the documents and agreements relating thereto (including, in the case of the Subordinated PIK Notes, the Subordinated PIK Notes Indenture).

                  "Junior Lenders" means each of the Subordinated PIK Note Trustee, the Manager and L/C Provider.

                  "Junior Noteholders" means the Subordinated PIK Note Holders, the Manager, the L/C Provider and each holder from time to time of the Subordinated PIK Note, Manager Repayment Note or the L/C Note.

                  "Letter of Credit Drawdown Agreement" has the meaning ascribed thereto in the Senior Notes Indenture.

                  "Mandatory Operating Period" has the meaning ascribed thereto in the Senior Notes Indenture.

                  "Operating" has the meaning ascribed thereto in the Senior Notes Indenture.

                  "Permitted Replacement Manager" has the meaning ascribed thereto in the Senior Notes Indenture.

                  "Person" has the meaning ascribed thereto in the Senior Notes Indenture.

                  "Proceeding" means any (a) insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Authority, its property or its creditors as such, (b) proceeding for any liquidation, dissolution or other winding-up of the Authority, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) assignment for the benefit of creditors of the Authority or (d) other marshalling of the assets of the Authority.

                  "Release Condition" means, as of any date of determination, that: (1) the Facility is Operating, (2) the Authority's Fixed Charge Coverage Ratio was at least 2.5 to 1.0 during the Mandatory Operating Period and, if the Facility was closed for an aggregate of more than five days during the Mandatory Operating Period, the Authority's Fixed Charge Coverage Ratio was at least 2.5 to 1.0 for the last full fiscal quarter of the Mandatory Operating Period, (3) the aggregate amount of cash and Cash Equivalents in the Cash Accumulation Account is at least equal to the Required Cash Accumulation Amount, (4) no amounts are outstanding under the Manager Repayment Note, (5) no default or event of default has occurred and is continuing under the Senior Notes Indenture and (6) the Facility has not ceased Operating for more than five days during the Stub Period.

                  "Required Cash Accumulation Amount" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

                  "Senior Note Holders" means the holders from time to time of the Senior Notes.

                  "Senior Note Obligations" means any principal, interest, premium (if any), penalties, fees, indemnification, reimbursements, damages (including liquidated damages, if any) and other liabilities payable with respect to the Senior Notes pursuant to the Senior Notes or the Senior Notes Indenture and any other obligations of the Authority pursuant to the Senior Notes Indenture or the Collateral Documents.

                  "Senior Notes Indenture" means the Indenture dated as of the date hereof, among the Authority, the Tribe and the Senior Notes Trustee, for the benefit of the Senior Note Holders.

                  "Senior Subordinated PIK Notes Claims" means (a) all principal of, and premium, if any, and interest on, the Senior Subordinated PIK Notes (including, without limitation, any interest accruing thereon at the legal rate after the commencement of any Proceeding and any additional interest that would have accrued thereon but for the commencement of such Proceeding) and (b) all other indebtedness, obligations and liabilities of the Authority to the Senior Subordinated PIK Notes Trustee or the Senior Subordinated PIK Notes Holders, whether now existing or hereafter incurred or created, under or with respect to the Senior Subordinated PIK Notes Indenture, any Senior Subordinated PIK Notes or the documents and agreements relating thereto.

                  "Senior Subordinated PIK Notes Event of Default" means an "Event of Default", as such term is defined in the Senior Subordinated PIK Notes Indenture or the failure of the Senior Subordinated PIK Note Trustee for 30 days after notice thereof to perform or comply with any of its obligations under this Agreement.

                  "Senior Subordinated PIK Notes Holders" means each of the holders from time to time of the Senior Subordinated PIK Notes.

                  "Senior Subordinated PIK Notes Indenture" means the Indenture dated the date hereof, among the Authority, the Tribe and the Senior Subordinated PIK Notes Trustee, for the benefit of the Senior Subordinated PIK Notes Holders.

                  "Senior Subordinated PIK Notes Obligations" means any principal, fixed interest, contingent interest, premium (if any), penalties, fees, indemnification, reimbursements, damages and other liabilities payable with respect to the Senior Subordinated PIK Notes pursuant to the Senior Subordinated PIK Notes.

                  "Stub Period" has the meaning ascribed thereto in the Senior Notes Indenture.

                  "Subordinated Claimants" means each Subordinated Lender, each Subordinated PIK Note Holder and each Senior Subordinated PIK Notes Holder.

                  "Subordinated Lenders" means each of the Junior Lenders and the Senior Subordinated PIK Notes Trustee.

                  "Subordinated PIK Note Event of Default" means an "Event of Default", as such term is defined in the Subordinated PIK Note Indenture or the failure of the Subordinated PIK Note Trustee for 30 days after notice thereof to perform or comply with any of its obligations under this Agreement.

                  "Subordinated PIK Note Holders" means each of the holders from time to time of the Subordinated PIK Notes.

                  "Subordinated PIK Note Indenture" means the Indenture dated the date hereof among the Authority, the Tribe and the Subordinated PIK Note Trustee, for the benefit of the Subordinated PIK Note Holders.

                  1.2 Index of Additional Defined Terms. In addition, the terms listed in the left column below shall have the respective meanings ascribed to such terms in the Section of this Agreement listed opposite such terms in the right column below:




   Defined Term                                                         Section
   ------------                                                         -------

   AAA.....................................................................9.5
   Agreement......................................................Introduction
   Agreement to be Bound (Junior Notes)......................................5
   Applicable Courts.......................................................9.2
   Authority......................................................Introduction
   Authority Assets.....................................................9.1(d)
   Facility......................................................C of Recitals
   Holdings.......................................................Introduction
   Junior Notes..................................................D of Recitals
   Junior Repayment Obligations..........................................3.1.2
   L/C Note......................................................D of Recitals
   L/C Provider...................................................Introduction
   Manager........................................................Introduction
   Manager Repayment Note........................................D of Recitals
   MSA Tax Distribution....................................................4.5
   Permitted Claims........................................................9.1
   Senior Note Holders...........................................A of Recitals
   Senior Notes..................................................A of Recitals
   Senior Notes Trustee...........................................Introduction
   Senior Subordinated PIK Notes................................ B of Recitals
   Senior Subordinated PIK Notes Payment Obligations.....................3.2.2
   Senior Subordinated PIK Notes Trustee..........................Introduction
   Subordinated PIK Note.........................................D of Recitals
   Subordinated PIK Note Trustee..................................Introduction
   Tribal Party............................................................9.1
   Tribe..........................................................Introduction


                  1.3 Interpretation. Unless otherwise required by the context in which any term appears, the singular shall include the plural and the masculine shall include the feminine and neuter. All references to "Sections" or "Exhibits" shall be to Sections of or Exhibits to this Agreement, and references to paragraphs shall be to separate paragraphs of the section or subsection in which the reference occurs. The titles of the Sections herein have been inserted as a matter of convenience of reference only, and shall not control or affect the meaning or construction of any of the terms or provisions hereof.

         2. The Credit Documents

                  2.1 Lenders' Confirmations. Each Initial Junior Lender and the Senior Subordinated PIK Notes Trustee has reviewed the Senior Notes Indenture, the Senior Notes and the Collateral Documents and hereby approves of and consents to the Senior Notes Indenture, the Senior Notes and the Collateral Documents and the related documents executed in connection therewith. The Senior Notes Trustee and each Initial Junior Lender has reviewed the Senior Subordinated PIK Notes and hereby approves of and consents to the Senior Subordinated PIK Notes and the related documents executed in connection therewith. Each of the Senior Notes Trustee and the Senior Subordinated PIK Notes Trustee has reviewed each Junior Note and hereby approves of and consents to each Junior Note and the related documents executed in connection therewith.

                  2.2 Loss Proceeds. If and to the extent that the Senior Notes Trustee releases or consents to the release of insurance or condemnation proceeds pursuant to the Senior Notes Indenture for the purpose of restoring the Facility, each Junior Lender and the Senior Subordinated PIK Notes Trustee shall also release or authorize the release of such funds for such purpose, to the extent, if any, that such party's consent to such release is necessary under the respective Junior Note or the Senior Subordinated PIK Notes.

3.         Subordination Provisions.

                  3.1 Subordination of Junior Lender Claims.

                  3.1.1 Subordination of Claims. Each Junior Lender agrees on its own behalf, and the Subordinated PIK Note Trustee agrees on behalf of the Subordinated PIK Note Holders, that any and all Junior Lender Claims shall be subordinate and subject in right of payment to (a) all Senior Note Obligations to the extent and in the manner provided in these subordination provisions, and each holder of any such Junior Lender Claim (or of any instrument evidencing the same) by acceptance thereof agrees to be bound by these subordination provisions, until all of the Senior Note Obligations have been paid in full in immediately available funds and (b) all Senior Subordinated PIK Notes Obligations, until all of the Senior Subordinated PIK Notes Obligations have been paid in full in immediately available funds; provided that the Authority may make payments to, on behalf of or for the benefit of each Junior Noteholder in respect of payments due under its respective Junior Note only under the circumstances and in the amounts set forth in Section 4 below. If the Authority fails because of this Agreement to pay principal of or interest (including contingent interest) on any Junior Note on the due date, the failure is still an Event of Default under the applicable Junior Note (subject to the expiration of any applicable grace period, in accordance with the terms of the applicable Junior Note).

                  3.1.2 Distribution of Assets. If all or any part of the assets of the Authority, or the proceeds thereof, are subject to any distribution, division or application to the creditors of the Authority, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of the Authority is dissolved or if (except as expressly permitted by the Senior Notes Indenture) all or substantially all of the assets of the Authority are sold, then, and in any such event, any payment or distribution of any kind or character, whether in cash, securities or other investment property, or otherwise, which shall be payable or deliverable upon or with respect to any repayment obligations of the Authority to any Junior Noteholder or to the Subordinated PIK Note Trustee (including but not limited to obligations evidenced by any Junior Note or the Subordinated PIK Note Indenture) (the "Junior Repayment Obligations") shall be paid or delivered directly to the Senior Notes Trustee for application to the Senior Notes, due or to become due, until all of the Senior Note Obligations shall have been paid in full in immediately available funds, and thereafter any such amounts shall be paid to the Senior Subordinated PIK Notes Trustee for application to the Senior Subordinated PIK Notes, due or to become due, until all of the Senior Subordinated PIK Notes Obligations have been paid in full in immediately available funds. Following the payment in full of the Senior Note Obligations, the following shall apply:

                        (a) any amounts paid to the Senior Notes Trustee pursuant to the foregoing paragraph in excess of the amounts required to pay the Senior Note Obligations in full shall be transferred to the Senior Subordinated PIK Notes Trustee for application to the Senior Subordinated PIK Notes due or to become due; and

                        (b) any amounts in excess of the amounts required to pay the Senior Subordinated PIK Notes Obligations in full shall be returned to the Authority for application to the Junior Notes in accordance with the respective terms thereof.

                  3.1.3 Appointment of Attorneys-in-Fact; Proofs of Claim.

                        (a) Senior Notes Trustee. Until all of the Senior Note Obligations shall have been paid in full in immediately available funds, the Subordinated PIK Note Trustee, on behalf of the Subordinated PIK Note Holders, and each Junior Lender irrevocably authorizes, empowers and appoints the Senior Notes Trustee as such Subordinated PIK Note Holder's or Junior Lender's attorney-in-fact (which appointment is coupled with an interest and is irrevocable) to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Subordinated PIK Note Holder or Junior Lender such proofs of claim and take such other action, in the Senior Notes Trustee's own name or in the name of such Subordinated PIK Note Holder or Junior Lender or otherwise, as the Senior Notes Trustee may deem necessary or advisable for the enforcement of this Agreement. Until all of the Senior Note Obligations shall have been paid in full in immediately available funds, the Subordinated PIK Note Trustee, on behalf of the Subordinated PIK Note Holders, and each Junior Lender also agrees to execute, verify, deliver and file any such proofs of claim in respect of the Junior Repayment Obligations requested by the Senior Notes Trustee. Until all of the Senior Note Obligations shall have been paid in full in immediately available funds, the Senior Notes Trustee may vote such proofs of claim in any such proceeding (and neither such Subordinated PIK Note Holders nor any such Junior Lender shall be entitled to withdraw such vote), receive and collect any and all dividends or other payments or disbursements made on the Junior Repayment Obligations in whatever form the same may be paid or issued and apply the same on account of the Senior Notes.

                        (b) Senior Subordinated PIK Notes Holder. Following the payment in full of the Senior Note Obligations, until all of the Senior Subordinated PIK Notes Obligations shall have been paid in full in immediately available funds, the Subordinated PIK Note Trustee, on behalf of the Subordinated PIK Note Holders, and each Junior Lender irrevocably authorizes, empowers and appoints the Senior Subordinated PIK Notes Trustee as such Subordinated PIK Note Holder's or such Junior Lender's attorney-in-fact (which appointment is coupled with an interest and is irrevocable) to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Subordinated PIK Note Holder or Junior Lender such proofs of claim and take such other action, in the Senior Subordinated PIK Notes Trustee's own name or in the name of such Subordinated PIK Note Holder or Junior Lender or otherwise, as such Senior Subordinated PIK Notes Trustee may deem necessary or advisable for the enforcement of this Agreement. Following the payment in full of the Senior Note Obligations, until all of the Senior Subordinated PIK Notes Obligations shall have been paid in full in immediately available funds, the Subordinated PIK Note Trustee, on behalf of the Subordinated PIK Note Holders, and each Junior Lender also agrees to execute, verify, deliver and file any such proofs of claim in respect of the Junior Repayment Obligations requested by the Senior Subordinated PIK Notes Trustee. Following the payment in full of the Senior Note Obligations, until all of the Senior Subordinated PIK Notes Obligations shall have been paid in full in immediately available funds, the Senior Subordinated PIK Notes Trustee may vote such proofs of claim in any such proceeding (and neither such Subordinated PIK Note Holder nor any such Junior Lender shall be entitled to withdraw such vote), receive and collect any and all dividends or other payments or disbursements made on the Junior Repayment Obligations in whatever form the same may be paid or issued and apply the same on account of the Senior Subordinated PIK Notes.

                  3.1.4 Receipt of Payments.

                        (a) Benefit of Senior Notes. Until such time as all of the Senior Note Obligations have been paid in full in immediately available funds, if any payment, distribution, security or other investment property or instrument or any proceeds thereof is received by any Junior Lender or Subordinated PIK Note Holder, as the case may be, upon or with respect to the Junior Repayment Obligations in violation of the Senior Notes Indenture or this Agreement, such Junior Lender or Subordinated PIK Note Holder, as the case may be, shall receive and hold the same in trust, as trustee, for the benefit of the Senior Notes Trustee and the Senior Note Holders, and shall forthwith deliver the same to the Senior Notes Trustee, for the benefit of the Senior Note Holders, in precisely the form received (except for the endorsement or assignment of such Junior Lender or Subordinated PIK Note Holder where necessary or advisable in the Senior Notes Trustee's judgment), for application to any of the Senior Notes, due or to become due, and, until so delivered, the same shall be segregated from the other assets of such Junior Lender or Subordinated PIK Note Holder and held in trust by such Junior Lender or Subordinated PIK Note Holder as the property of the Senior Notes Trustee, for application to the Senior Notes due or to become due. If such Junior Lender or any Subordinated PIK Note Holder fails to make any such endorsement or assignment to the Senior Notes Trustee, the Senior Notes Trustee or any of its officers, employees or representatives are hereby irrevocably authorized to make the same. Following the payment in full of the Senior Note Obligations, the following shall apply:

                            (i) any amounts to be delivered to the Senior
Notes Trustee pursuant to the foregoing paragraph in excess of the amounts required to pay the Senior Note Obligations in full shall instead be delivered to the Senior Subordinated PIK Notes Trustee for application to the Senior Subordinated PIK Notes due or to become due; and

                            (ii) any such amounts in excess of the amounts
required to pay the Senior Subordinated PIK Notes Obligations in full shall be returned to the Authority for application to the Junior Notes in accordance with the respective terms thereof.

                        (b) Benefit of Senior Subordinated PIK Notes. Following the payment in full of the Senior Note Obligations, until such time as all of the Senior Subordinated PIK Notes Obligations have been paid in full in immediately available funds, if any payment, distribution, security or other investment property or instrument or any proceeds thereof is received by any Junior Lender or Subordinated PIK Note Holder, as the case may be, upon or with respect to the Junior Repayment Obligations in violation of this Agreement, such Junior Lender or Subordinated PIK Note Holder, as the case may be, shall receive and hold the same in trust, as trustee, for the benefit of the Senior Subordinated PIK Notes Trustee, and shall forthwith deliver the same to the Senior Subordinated PIK Notes Trustee, in precisely the form received (except for the endorsement or assignment of such Junior Lender or Subordinated PIK Note Holder where necessary or advisable in the Senior Notes Trustee's judgment), for application to any of the Senior Subordinated PIK Notes, due or to become due, and, until so delivered, the same shall be segregated from the other assets of such Junior Lender or Subordinated PIK Note Holder and held in trust by such Junior Lender or Subordinated PIK Note Holder as the property of the Senior Subordinated PIK Notes Trustee, for application to the Senior Subordinated PIK Notes due or to become due. If such Junior Lender or any Subordinated PIK Note Holder fails to make any such endorsement or assignment to the Senior Subordinated PIK Notes Trustee, the Senior Subordinated PIK Notes Trustee or any of its officers, employees or representatives are hereby irrevocably authorized to make the same.

                  3.1.5 No Assignment or Modification. Each of Manager, L/C Provider and the Authority agree that until all of the Senior Note Obligations and Senior Subordinated PIK Notes Obligations have been paid in full in immediately available funds, neither Manager, L/C Provider nor the Authority will (a) assign or transfer, or agree to assign or transfer, to any Person (other than in favor of the Senior Notes Trustee for the benefit of the Senior Note Holders or, following the payment in full of the Senior Note Obligations, in favor of the Senior Subordinated PIK Notes Trustee) any claim such party has or may have against the Authority (including under the Manager Repayment Note and the L/C Note), except as expressly permitted under Section 5; or (b) otherwise amend, modify, supplement, waive or fail to enforce any provision of this Agreement or the Manager Repayment Note and the L/C Note except as permitted by Article 9 of the Senior Notes Indenture (or, following the payment in full of the Senior Note Obligations, as permitted by Article 9 of the Senior Subordinated PIK Notes Indenture).

                  3.1.6 No Modification. The Subordinated PIK Notes Trustee (on its own behalf and on behalf of the Subordinated PIK Notes Holders) and the Authority agree that until all of the Senior Note Obligations have been paid in full in immediately available funds, neither the Subordinated PIK Notes Trustee nor any Subordinated PIK Notes Holders nor the Authority will amend, modify, supplement, waive or fail to enforce any provision of this Agreement or the Subordinated PIK Notes except as permitted by Article 9 of the Senior Notes Indenture (or, following payment in full of the Senior Note Obligations, as permitted by Article 9 of the Senior Subordinated PIK Notes Indenture).

                  3.2 Subordination of Senior Subordinated PIK Notes Claims.

                  3.2.1 Subordination of Senior Subordinated PIK Notes Claims. The Senior Subordinated PIK Notes Trustee, on its own behalf and on behalf of the Senior Subordinated PIK Notes Holders, agrees that any and all Senior Subordinated PIK Notes Claims shall be subordinate and subject in right of payment to the Senior Note Obligations to the extent and in the manner provided in these subordination provisions, and each holder of any such Senior Subordinated PIK Claim (or of any instrument evidencing the same) by acceptance thereof agrees to be bound by these subordination provisions until all of the Senior Note Obligations have been paid in full in immediately available funds; provided that the Authority may make payments to the Senior Subordinated PIK Notes Trustee in respect of payments due under its Senior Subordinated PIK Notes only under the circumstances and in the amounts set forth in Section 4 below. If the Authority fails because of this Agreement to pay principal of or interest (including contingent interest) on any Senior Subordinated PIK Notes on the due date, the failure is still an Event of Default under the Senior Subordinated PIK Notes Indenture (subject to the expiration of any applicable grace period, in accordance with the terms of the Senior Subordinated PIK Notes Indenture).

                  3.2.2 Distribution of Assets. If all or any part of the assets of the Authority, or the proceeds thereof, are subject to any distribution, division or application to the creditors of the Authority, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of the Authority is dissolved or if (except as expressly permitted by the Senior Notes Indenture) all or substantially all of the assets of the Authority are sold, then, and in any such event, any payment or distribution of any kind or character, whether in cash, securities or other investment property, or otherwise, which shall be payable or deliverable upon or with respect to any payment obligations of the Authority to the Senior Subordinated PIK Notes Holders or the Senior Subordinated PIK Notes Trustee (including but not limited to obligations evidenced by the Senior Subordinated PIK Notes or the Senior Subordinated PIK Notes Indenture) (the "Senior Subordinated PIK Notes Payment Obligations") shall be paid or delivered directly to the Senior Notes Trustee for application to the Senior Notes, due or to become due, until all of the Senior Note Obligations shall have been paid in full in immediately available funds. Following the payment in full of the Senior Note Obligations, the following shall apply:

                        (a) any amounts paid to the Senior Notes Trustee pursuant to the foregoing paragraph in excess of the amounts required to pay the Senior Note Obligations in full shall be transferred to the Senior Subordinated PIK Notes Trustee for application to the Senior Subordinated PIK Notes due or to become due; and

                        (b) any amounts in excess of the amounts required to pay the Senior Subordinated PIK Notes Obligations in full shall be returned to the Authority for application to the Junior Notes in accordance with the respective terms thereof.

                  3.2.3 Appointment of Attorney-in-Fact; Proofs of Claim. Until each of the Senior Note Obligations shall have been paid in full in immediately available funds, the Senior Subordinated PIK Notes Trustee, on its own behalf and on behalf of the Senior Subordinated PIK Notes Holders, irrevocably authorizes, empowers and appoints the Senior Notes Trustee as such Senior Subordinated PIK Trustee's or Senior Subordinated PIK Notes Holders' attorney-in-fact (which appointment is coupled with an interest and is irrevocable) to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for the Senior Subordinated PIK Notes Trustee or the Senior Subordinated PIK Notes Holders such proofs of claim and take such other action, in the Senior Notes Trustee's own name or in the name of the Senior Subordinated PIK Notes Trustee or the Senior Subordinated PIK Notes Holders or otherwise, as the Senior Notes Trustee may deem necessary or advisable for the enforcement of this Agreement. Until all of the Senior Note Obligations shall have been paid in full in immediately available funds, the Senior Subordinated PIK Notes Trustee, on its own behalf and on behalf of the Senior Subordinated PIK Notes Holders, also agrees to execute, verify, deliver and file any such proofs of claim in respect of the Senior Subordinated PIK Notes Payment Obligations requested by the Senior Notes Trustee. Until all of the Senior Note Obligations shall have been paid in full in immediately available funds, the Senior Notes Trustee may vote such proofs of claim in any such proceeding (and neither the Senior Subordinated PIK Notes Trustee nor the Senior Subordinated PIK Notes Holders shall be entitled to withdraw such vote), receive and collect any and all dividends or other payments or disbursements made on each Senior Subordinated PIK Notes Payment Obligations in whatever form the same may be paid or issued and apply the same on account of the Senior Notes.

                  3.2.4 Receipt of Payments. Should any payment, distribution, security or other investment property or instrument or any proceeds thereof be received by the Senior Subordinated PIK Notes Trustee or the Senior Subordinated PIK Notes Holders, as the case may be, upon or with respect to the Senior Subordinated PIK Notes Payment Obligations in violation of the Senior Notes Indenture or this Agreement prior to such time as all of the Senior Note Obligations have been paid in full in immediately available funds, the Senior Subordinated PIK Notes Trustee or the Senior Subordinated PIK Notes Holders, as the case may be, shall receive and hold the same in trust, as trustee, for the benefit of the Senior Notes Trustee and the Senior Notes Holders, and shall forthwith deliver the same to the Senior Notes Trustee, for the benefit of the Senior Notes Holders, in precisely the form received (except for the endorsement or assignment of the Senior Subordinated PIK Notes Trustee or the Senior Subordinated PIK Notes Holders where necessary or advisable in the Senior Notes Trustee's judgment), for application to any of the Senior Notes, due or to become due, and, until so delivered, the same shall be segregated from the other assets of the Senior Subordinated PIK Notes Trustee or the Senior Subordinated PIK Notes Holders and held in trust by the Senior Subordinated PIK Notes Trustee or the Senior Subordinated PIK Notes Holders, as the case may be, as the property of the Senior Notes Trustee, for application to the Senior Notes due or to become due. If the Senior Subordinated PIK Notes Trustee or any Senior Subordinated PIK Notes Holder fails to make any such endorsement or assignment to the Senior Notes Trustee, the Senior Notes Trustee or any of its officers, employees or representatives are hereby irrevocably authorized to make the same.

                  3.2.5 Modification. The Senior Subordinated PIK Notes Trustee (on its own behalf and on behalf of the Senior Subordinated PIK Notes Holders) and the Authority agree that until all of the Senior Note Obligations have been paid in full in immediately available funds, neither the Senior Subordinated PIK Notes Trustee nor any Senior Subordinated PIK Notes Holders nor the Authority will amend, modify, supplement, waive or fail to enforce any provision of this Agreement or the Senior Subordinated PIK Notes except as permitted by Article 9 of the Senior Notes Indenture (or, following payment in full of the Senior Note Obligations, as permitted by Article 9 of the Senior Subordinated PIK Notes Indenture).

                  3.3 No Claim to Collateral by Subordinated Claimants.

                  3.3.1 No Claim; No Acquisition of Interest in Collateral. Each Subordinated Claimant confirms that such Subordinated Claimant has absolutely no lien, claim, right, title or interest in or to the Collateral or any portion thereof, and shall not at any time directly or indirectly acquire any interest in any Collateral, except to the extent expressly set forth in
(a) the Cash Accumulation Account Contribution Agreement with respect to the Manager's interest in the "Collateral" (as defined therein) and (b) the Letter of Credit Drawdown Agreement with respect to the L/C Provider's interest in the L/C Note. If such Subordinated Claimant ever obtains any right, title, interest or lien in the Collateral (except as permitted by the foregoing sentence), then such Subordinated Claimant shall, within ten days after written demand by the Senior Notes Trustee (or, following the payment in full of the Senior Note Obligations, by the Senior Subordinated PIK Notes Trustee), terminate and release such interest or assign it to the Senior Notes Trustee as directed by the Senior Notes Trustee (or, following the payment in full of the Senior Note Obligations, to the Senior Subordinated PIK Notes Trustee, as directed by the Senior Subordinated PIK Notes Trustee). If such Subordinated Claimant fails to so terminate and release or assign such interest, then at the option of the Senior Notes Trustee (or, following the payment in full of the Senior Note Obligations, of the Senior Subordinated PIK Notes Trustee), but without any further action by such Subordinated Claimant or the Senior Notes Trustee (or the Senior Subordinated PIK Notes Trustee, as applicable), the obligations under the Junior Note or Senior Subordinated PIK Notes held by such Subordinated Claimant shall be deemed to have been paid and satisfied in full.

                  3.3.2 Priority.

                        (a) Each of the Senior Subordinated PIK Notes Trustee on behalf of the Senior Subordinated PIK Notes Holders, the Subordinated PIK Note Trustee on behalf of the Subordinated PIK Note Holders and each of the other Subordinated Lenders acknowledges that (i) prior to the payment in full of the Senior Note Obligations, any lien, charge, and interest that any Subordinated Claimant may acquire in the Collateral, and any ownership of the Collateral to which such Subordinated Claimant may succeed by exercise of rights and remedies under the Junior Notes or the Senior Subordinated PIK Notes, as applicable, is subject and subordinate to the rights of the Senior Notes Trustee and the Senior Note Holders in the Collateral and (ii) each Subordinated Claimant shall have no right to possession of any such assets or to foreclose upon, or exercise any other remedy in respect of, any such assets, whether by judicial action or otherwise, unless and until all of the Senior Note Obligations shall have been paid in full in immediately available funds. If the Senior Notes Trustee or a purchaser at a foreclosure sale held by the Senior Notes Trustee acquires title to the Collateral, then such title shall be free and clear of, and absolutely not subject to, any claim, right, title or interest of any Subordinated Claimant.

                        (b) Each of the Subordinated PIK Note Trustee on behalf of the Subordinated PIK Note Holder and each Junior Lender acknowledges that, (i) following the payment in full of the Senior Note Obligations and prior to the payment in full of the Senior Subordinated PIK Notes Obligations, any lien, charge, and interest such Junior Lender or Subordinated PIK Note Holder may acquire in the Collateral, and any ownership of the Collateral to which such Junior Lender may succeed by exercise of rights and remedies under the Junior Notes, is subject and subordinate to the rights of the Senior Subordinated PIK Notes Trustee with respect to the Collateral set forth in this paragraph and (ii) such Junior Lender or Subordinated PIK Note Holder shall have no right to possession of any such assets or to foreclose upon, or exercise any other remedy in respect of, any such assets, whether by judicial action or otherwise, unless and until all of the Senior Subordinated PIK Notes Obligations shall have been paid in full in immediately available funds.

                  4. Conditions.

                  4.1 Conditions to Repayment under Manager Repayment Note. Any loan made from the Manager to the Authority under the Manager Repayment Note shall be subject to the terms and conditions of the Manager Repayment Note, provided that, other than as provided in Section 3.02 thereof, repayment of such loan shall be made only if the Authority is not experiencing a Cash Accumulation Account Shortfall as of such date and such repayment would not cause the Authority to experience a Cash Accumulation Account Shortfall. Any repayment of amounts due under the Manager Repayment Note shall be made to the Manager Security Account (as defined in the Cash Accumulation Account Contribution Agreement) unless and until the Disbursement Agent (as defined in the Cash Accumulation Account Contribution Agreement) shall have disbursed the remaining funds in the Manager Security Account in accordance with Section 3.5 of the Cash Accumulation Account Contribution Agreement, and may be made directly from the Shortfall Account (as defined in the Cash Accumulation Account Contribution Agreement) to the Manager Security Account, provided the applicable conditions hereunder and under the Senior Notes Indenture and the Cash Accumulation Account Contribution Agreement have been satisfied.

                  4.2 Conditions to Repayment under L/C Note. Any loan made from the L/C Provider to the Authority under the L/C Note shall be subject to the terms and conditions of the L/C Note, provided that, other than as provided in Section 3.02 thereof, for so long as any Senior Note Obligations have not been paid in full in immediately available funds, the Authority may repay amounts due under the L/C Note to L/C Provider only if the Release Condition is satisfied immediately before such payment is made, and will continue to be satisfied immediately after such payment is made.

                  4.3 Conditions to Repayment under Subordinated PIK Note. All payments with respect to the Subordinated PIK Notes shall be subject to the terms and conditions of such Subordinated PIK Note Indenture and the Subordinated PIK Note, provided that, other than as provided in Paragraph (3) of the Subordinated PIK Note, the Authority may pay amounts due with respect to the Subordinated PIK Notes only if the Release Condition is satisfied immediately before such payment is made, and will continue to be satisfied immediately after such payment is made.

                  4.4 Conditions to Repayment under Senior Subordinated PIK Notes. All payments with respect to the Senior Subordinated PIK Notes shall be subject to the terms and conditions of the Senior Subordinated PIK Notes Indenture and the Senior Subordinated PIK Notes, provided that, other than as provided in Paragraph (3) of each Senior Subordinated PIK Note, the Authority may pay amounts due with respect to the Senior Subordinated PIK Notes only if the Release Condition is satisfied immediately before such payment is made, and will continue to be satisfied immediately after such payment is made.

                  4.5 Limitation on Tax Distributions.

                        (a) Subject to clause (b) of this Section 4.5, notwithstanding any provision to the contrary in the Cash Accumulation Account Contribution Agreement, any Senior Subordinated PIK Note, any Junior Note, the Senior Subordinated PIK Notes Indenture or the Subordinated PIK Note Indenture, (a) the maximum aggregate amount of (i) amounts that the Manager shall cause to be paid from the Manager Security Account to the Manager during any calendar year as Manager Tax Payments under Section 3.1 of the Cash Accumulation Account Contribution Agreement ("MSA Tax Distribution") and (ii) tax amounts that the Authority shall be required to pay during any calendar year under Section 3.02 of the Manager Repayment Note, Section 3.02 of the L/C Note, Paragraph (3) of the Subordinated PIK Note, Paragraph (c) of any Senior Subordinated PIK Note, Section 4.01(b) of the Senior Subordinated PIK Note Indenture and Section 4.01(b) of the Subordinated PIK Note Indenture (each, a "Tax Payment Provision") shall be $2,100,000, (b) the Authority shall not be required to make any such payment of such tax amounts unless the conditions to the making of such payments set forth in Section 4.07 of the Senior Notes Indenture have been satisfied and (c) the Manager shall not cause, permit, request or accept any such payment and/or receipt of such tax amounts unless the conditions in Section 4.07(a)(1) of the Senior Notes Indenture has been satisfied. For the avoidance of doubt, for each calendar year, after the sum of (a) the MSA Tax Distribution for such calendar year and (b) the amount the Authority has paid during such calendar year under the Tax Payment Provisions equals or exceeds $2,100,000, (x) the Authority shall be relieved of any further obligation to make any payments under any Tax Payment Provision that would otherwise be required to be paid during such calendar year; (y) the Authority shall neither cause nor permit any additional tax amounts to be paid during such calendar year; and (z) the Manager shall neither cause nor permit any additional MSA Tax Distribution to be made during such calendar year.

                        (b) The provisions of clause (a) of this Section 4.5 shall not prevent any MSA Tax Distribution or any payment pursuant to any Tax Payment Provision if, at the time of such payment, a Restricted Payment would be permitted pursuant to the last proviso of Section 4.07(a) or Section 4.07(b)(1) of the Senior Notes Indenture.

         5. Ownership and Assignment of Manager Repayment Note and the L/C Note. Each of the Manager and the L/C Provider represents and warrants that it is the lawful owner of the Manager Repayment Note and the L/C Note, respectively, and no part thereof has been assigned to or subordinated or subjected to any other security interest in favor of anyone other than the Senior Notes Trustee (for the benefit of the Senior Note Holders), except for the subordination of the Manager Repayment Note and the L/C Note to the Senior Notes and the Senior Subordinated PIK Notes pursuant hereto. The Senior Notes Trustee and the Senior Subordinated PIK Notes Trustee agree that the Manager and the L/C Provider may assign all or any portion of the Manager Repayment Note and the L/C Note, respectively, upon the execution and delivery to the Senior Notes Trustee of an agreement by any such assignee to be bound by the terms of this Agreement (including provisions relating to assignment), in form and substance substantially similar (as determined by the Senior Notes Trustee) to Exhibit A attached hereto (an "Agreement to be Bound (Manager Repayment Note and the L/C Note)"); provided that the Manager shall be permitted to assign its obligations hereunder only to a Permitted Replacement Manager that delivers an Agreement to be Bound (Manager Repayment Note and the L/C Note pursuant to the terms of the Senior Notes Indenture).

         6. Legends.

                        (a) Manager and L/C Provider Claims. Each instrument evidencing any Junior Lender Claim including, without limitation, each of the Junior Notes, excluding the Subordinated PIK Notes, shall contain the following legend conspicuously noted on the face thereof: "THIS NOTE AND THE RIGHTS OF THE TRUSTEE AND THE HOLDER(S) OF THIS NOTE ARE SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT (AS DEFINED BELOW) PURSUANT TO WHICH THE INDENTURE, THIS NOTE AND SUCH RIGHTS ARE MADE EXPRESSLY SUBORDINATE TO THE RIGHTS OF THE SENIOR NOTES TRUSTEE, THE SENIOR NOTE HOLDERS, THE SENIOR SUBORDINATED PIK NOTES TRUSTEE, THE SENIOR SUBORDINATED PIK NOTES HOLDER (EACH AS DEFINED THEREIN) AND CERTAIN OTHER PARTIES. EACH HOLDER OF THIS NOTE, BY ACCEPTANCE HEREOF, AGREES TO BE SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT" and shall specifically state that a copy of this Agreement is on file with the Authority and is available for inspection at the Authority's offices.

                        (b) Senior Subordinated PIK Notes Claims. Each instrument evidencing any Senior Subordinated PIK Claim including, without limitation, each of the Senior Subordinated PIK Notes, shall contain the following legend conspicuously noted on the face thereof: "THIS NOTE, THE INDENTURE (AS DEFINED BELOW) AND THE RIGHTS OF THE TRUSTEE AND ANY HOLDER OF THIS NOTE ARE SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT (AS DEFINED BELOW) PURSUANT TO WHICH THE INDENTURE, THIS NOTE AND SUCH RIGHTS ARE MADE EXPRESSLY SUBORDINATE TO THE RIGHTS OF THE SENIOR NOTES TRUSTEE, THE SENIOR NOTE HOLDERS (EACH AS DEFINED THEREIN) AND CERTAIN OTHER PARTIES. EACH HOLDER OF THIS NOTE, BY ACCEPTANCE HEREOF, AGREES TO BE SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT" and shall specifically state that a copy of this Agreement is on file with the Authority and is available for inspection at the Authority's offices.

                        (c) Subordinated PIK Notes Claims. Each instrument evidencing any Junior Lender Claim with respect to the Subordinated PIK Notes, shall contain the following legend conspicuously noted on the face thereof:
"THIS NOTE, THE INDENTURE (AS DEFINED BELOW) AND THE RIGHTS THE TRUSTEE AND OF ANY HOLDER OF THIS NOTE ARE SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT (AS DEFINED BELOW) PURSUANT TO WHICH THE INDENTURE, THIS NOTE AND SUCH RIGHTS ARE MADE EXPRESSLY SUBORDINATE TO THE RIGHTS OF THE SENIOR NOTES TRUSTEE, THE SENIOR NOTE HOLDERS, THE SENIOR SUBORDINATED PIK NOTES TRUSTEE, THE SENIOR SUBORDINATED PIK NOTES HOLDERS (EACH AS DEFINED THEREIN) AND CERTAIN OTHER PARTIES. EACH HOLDER OF THIS NOTE, BY ACCEPTANCE HEREOF, AGREES TO BE SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT" and shall specifically state that a copy of this Agreement is on file with the Authority and is available for inspection at the Authority's offices.

         7. Authority's Obligations Absolute. Nothing contained herein shall impair, as between the Authority and the holder of any Subordinated Claim, the obligation of the Authority to pay to the holder thereof all amounts payable in respect of such Subordinated Claim as and when the same shall become due and payable in accordance with the terms thereof, or, except as expressly provided herein, prevent the holder of any Subordinated Claim from exercising all rights, powers and remedies otherwise permitted by applicable law or upon a default or event of default under any Junior Note any Senior Subordinated PIK Notes or any documents or agreements related thereto, all subject to the rights of the holders of the Senior Note Obligations and, in the case of a default or event of default under any Junior Note or any documents or agreements related thereto, subject to the rights of the holders of the Senior Subordinated PIK Notes Obligations as set forth in this Agreement.

         8. Termination of Agreement. This Agreement shall terminate automatically upon payment in full in immediately available funds of the Senior Note Obligations and the Senior Subordinated PIK Notes Obligations.

         9. Waiver of Sovereign Immunity, Arbitration and Non-Impairment

                  9.1 Irrevocable Waiver of Sovereign Immunity. Each of the Authority and the Tribe (each a "Tribal Party") hereby unconditionally and irrevocably waives its sovereign immunity and any and all defenses based thereon with respect to any claim, demand, dispute, action or cause of action arising under or in any way connected with or related or incidental to this Agreement or the Senior Notes, as the same may be amended or modified from time to time, whether now existing or hereafter arising and whether sounding in tort, contract or otherwise (collectively "Permitted Claims"). Such waiver shall extend (a) to permit the interpretation, enforcement and the seeking of legal or equitable relief and remedies (whether through an award or granting of specific performance, injunction, mandamus, damages or otherwise) by the parties hereto (and their successors and assigns permitted hereunder) through arbitration proceedings as herein provided, and (b) to permit judicial actions to compel, enter judgment upon, enforce, modify or vacate any award or interim injunctive relief related to the arbitration proceedings in any of the Applicable Courts described in Section 9.2 below.

         In connection with the foregoing waiver of sovereign immunity by any Tribal Party:

                  (a) Duration. The duration of such waiver shall commence on the date hereof and continue with respect to each Tribal Party until one year after all obligations of such Tribal Party hereunder have been completely performed and any amounts, if any, owed hereunder from the Authority have been indefeasibly paid in full;

                  (b) Grantees. The grantee(s) of the waiver are the Senior Notes Trustee, the Senior Subordinated PIK Notes Trustee, the Subordinated PIK Note Trustee, the Manager and the L/C Provider, together with their successors and assigns hereunder;

                  (c) Scope. The scope of the waiver applies to all Permitted Claims;

                  (d) Property and Funds. The only assets or rights against which any award, judgment or other order for relief arising from this waiver may be enforced are "Authority Assets" as defined in the "Ordinance of the Picayune Rancheria Establishing and Governing the Chukchansi Economic Development Authority," as amended by an amendment thereto adopted on July 13, 2002 by Resolution No. 2002-27 of the Tribe's Tribal Counsel ("Tribal Counsel"), and an amendment thereto adopted on July 30, 2002 by Resolution No. 2002-37, whether held in the name of the Authority, the Tribe or any branch, department, agency, instrumentality, division, subsidiary, authority, enterprise, corporation, business or other entity directly or indirectly owned or controlled in whole or in part by either the Authority or the Tribe. Notwithstanding the foregoing, any revenues or other property transferred by the Authority to any other Tribal Party in compliance with the Senior Notes shall, upon transfer, no longer constitute Authority Assets;

                  (e) Jurisdictions. The courts with jurisdiction with respect to the Permitted Claims are the Applicable Courts (defined in Section 9.2 below) (subject to the obligation of each Tribal Party to submit to arbitration as provided herein); and

                  (f) Governing Law. The law applicable to the waiver and the Permitted Claims shall be the internal laws of the State of New York, except where application of the uniform commercial code of the State of New York will not recognize a lien and the perfection of a lien on any Authority Assets as security for any performance of a Tribal Party hereunder, and the uniform commercial code of the Tribe will recognize the lien or the perfection of the lien, in which case the law of the Tribe, as applicable, that recognizes the lien and perfection shall apply.

                  9.2 Designation of Applicable Courts and Jurisdictions. Each Tribal Party hereby irrevocably consents to the following courts, jurisdictions and venues for the judicial actions described in Section 9.1 above (the "Applicable Courts"): (a) the United States District Court for the Southern District of New York, and all courts to which any appeal therefrom may be available; (b) any court of the State of New York, and all courts to which any appeal therefrom may be available; (c) if none of the foregoing courts shall have or accept jurisdiction, then any other federal or state court, and all courts to which any appeal therefrom may be available; and (d) if none of the foregoing courts shall have or accept jurisdiction, then any court of the Tribe (in the case of any Permitted Claim to which the Tribe or the Authority is a party).

                  9.3 Additional Waivers as to Tribal Courts. Each of the Tribal Parties hereby unconditionally and irrevocably waives the jurisdiction of any tribal courts now or hereafter existing or created with respect to any Permitted Claim, except as provided in clause (d) of Section 9.2 above. Each of the Tribal Parties unconditionally and irrevocably waives the application of any rule or doctrine relating to exhaustion of tribal remedies or comity that might otherwise require a Permitted Claim be heard in a tribal court.

                  9.4 Agreement not to Contest. In connection with any Permitted Claim, each of the Tribal Parties agrees it will not dispute before or in any court, arbitration panel or other forum, the validity and binding effect of its waiver of sovereign immunity, consent to arbitration proceedings, consent to judicial proceedings, or waivers of the right to assert application of any rules or doctrines of exhaustion of tribal remedies or comity with respect to tribal court, all to the extent contained herein.

                  9.5 Arbitration. All Permitted Claims must be resolved by binding arbitration under the commercial arbitration rules of the American Arbitration Association (the "AAA"), as modified by this Section 9.5. Notwithstanding any other provision of this Section 9, an arbitrator shall not have the power to compel, negate, assume, usurp or in any manner affect any Governmental Action unless any Governmental Action or failure to take any Governmental Action constitutes a breach of this Agreement by the Tribe or the Authority.

                        (a) Commencement of Proceedings. An arbitration proceeding may be commenced only by the Tribe, the Authority, the Trustee, or to the extent remedies may be enforced directly by a Holder, by the filing of a Statement of Claim (within the meaning of the AAA rules) with the AAA and serving a copy thereof on the other parties affected by the Permitted Claim. A single arbitrator shall hear the Permitted Claim, and shall be selected in accordance with the rules of the AAA.

                        (b) Qualification of Arbitrators. No person shall be eligible to serve as an arbitrator if the person is related to, affiliated with or has represented in a legal capacity any party to the arbitration proceeding or any party to this Agreement or the Collateral Documents. The arbitrator shall be an attorney admitted to practice and in good standing before the highest court of a state, who is experienced in advising clients in connection with commercial borrowings or the issuance of debt securities.

                        (c) Discovery. Any party shall be permitted to engage in any discovery permitted under the rules of the AAA. However, all discovery shall be completed within 90 days following the initial filing of the Statement of Claim.

                        (d) Hearing. The hearing on the arbitration shall be held in the City of Los Angeles, California, and commence and be completed no more than 30 days after the close of discovery, and the arbitrator shall render an award in writing within 30 days of the completion of the hearing, which shall contain findings of facts and conclusions of law. The parties hereto further agree that any arbitrator appointed hereunder may award interim injunctive relief before the final arbitration award. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator.

                        (e) Enforcement. Proceedings to enter judgment upon, enforce, modify or vacate any award or interim injunctive relief may be commenced in any of the Applicable Courts. Any such proceedings shall be governed (a) by the Federal Arbitration Act, if the matter will be heard in federal court, or (b) by the applicable state arbitration code, if the matter will be heard in state court, and (c) by the tribal arbitration code adopted by Resolution No. 2001-34 of the Tribal Council, as amended by an amendment thereto adopted on July 30, 2002 by Tribal Council Resolution No. 2002-39, if the matter will be heard in a tribal court, provided that the standards of review of the award in all cases shall be consistent with the Federal Arbitration Act.

                        (f) Prohibition on Punitive Damages. Each party hereto agrees that each party has equal bargaining power and that each has freely entered into this Agreement after such consultation with its attorneys as it has deemed advisable, and that notwithstanding any other provision herein, no arbitrator shall have the power to award punitive damages and any such award shall be null and void and of no effect.

                        (g) Validity of Arbitration Provisions. Each party hereto agrees that these arbitration provisions are valid, binding and enforceable, and, to the extent permitted by law, waives any defense or claim to the contrary.

                        (h) Full Faith and Credit. The Tribal Parties and the tribal courts of the Tribe now or hereafter existing shall give full faith and credit to any award, order or decree rendered in any arbitration or by any federal or state court in accordance with this Section 9.5, and, to the extent reasonably necessary, shall issue such orders and exercise such legal powers as may reasonably be necessary to effectuate the same. The Tribe shall cause the police powers of the Tribe to be available to secure and support any such enforcement efforts with respect to the Tribe or the Authority, and all police or other law enforcement officials of the Tribe to carry out any orders that may be entered by the Tribe or its tribal court pursuant to this Section 9.5. The Tribal Parties agree that judgment enforcement remedies generally available throughout the State of New York may be applied on lands held by or in trust for or under the control of the Tribe with respect to any matter that is a proper subject of arbitration under this Section 9.5 .

                  9.6 Non-Impairment. Neither any Tribal Party nor any of its Affiliates will: (a) adopt, enact, promulgate or otherwise place into effect any law or legal requirement that impairs or interferes, or could impair or interfere, in any manner, with any right or remedy of another party hereunder or their successors and assigns (it being understood and agreed that any such law or legal requirement that is adopted, enacted, promulgated or otherwise placed into effect without the prior written consent of any affected party, successor or assign shall be void and of no effect); or (b) demand, impose or receive any tax, charge, assessment, fee or other imposition or impose any regulatory or licensing requirement against a party, their successors or assigns, except in connection with licensing required by the Compact entered into between the Tribe and the State of California, as amended from time to time.

         10. Miscellaneous.

                  10.1 Waiver. Any party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designates the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

                  10.2 Invalidity. If, for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties' intent.

                  10.3 Assignment. This Agreement is personal to the parties hereto and, except as expressly permitted under Section 5, the rights and duties of any party hereunder shall not be assignable except with the prior written consent of the other parties. In any event, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns.

                  10.4 Time. Time is of the essence of each provision of this Agreement.

                  10.5 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York including without limitation, Section 5-1401 of the New York General Obligations Law.

                  10.6 Entire Agreement; Amendments. This Agreement, together with the Senior Notes Indenture and the Collateral Documents, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and commitments, whether oral or written. This Agreement may be amended only by a writing signed by duly authorized representatives of all parties (other than the Authority and the Tribe).

                  10.7 Notices. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received, regardless of when and whether received, either: (a) on the day of hand delivery; or (b) on the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, or via facsimile, addressed as follows:

                  To the Senior Notes Trustee:

                               U.S. Bank, N.A.
                               180 East 5th Street
                               St. Paul, MN  55101
                               Attention:  Corporate Trust Department
                               Telephone: (651) 244-8677
                               Facsimile:  (651) 244-0711

                  To the Senior Subordinated PIK Notes Trustee or Holder:

                               U.S. Bank, N.A.
                               180 East 5th Street
                               St. Paul, MN  55101
                               Attention:  Corporate Trust Department
                               Telephone: (651) 244-8677
                               Facsimile:  (651) 244-0711

                  To the Subordinated PIK Note Trustee or Holder:

                               U.S. Bank, N.A.
                               180 East 5th Street
                               St. Paul, MN  55101
                               Attention:  Corporate Trust Department
                               Telephone: (651) 244-8677
                               Facsimile:  (651) 244-0711

                  To the Manager:

                               Cascade Entertainment Group, LLC
                               7915 Folsom Boulevard
                               Sacramento, California 95826-2611
                               Attention: President
                               Telephone: (916) 387-6317
                               Facsimile:  (916) 387-7458

                  To L/C Provider:

                               Credit Provider Group, LLC
                               7915 Folsom Boulevard
                               Sacramento, California 95826-2611
                               Attention: President
                               Telephone: (916) 387-6317
                               Facsimile:  (916) 387-7458

                  To the Authority and the Tribe:

                               The Chukchansi Economic Development Authority 46575 Road 417
                               Coarsegold, California 93614
                               Attention:  Tribal Chairperson
                               Telephone:  (559) 683-6633
                               Facsimile:  (559) 642-4075

or at such other address as the specified entity most recently may have designated in writing in accordance with this Section to the others.

                  10.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  10.9 Right to Consult Counsel. The Senior Notes Trustee may, if it deems necessary or appropriate, consult with and be advised by counsel in respect of their duties hereunder. The Senior Notes Trustee shall be entitled to rely upon the advice of its counsel in any action taken in its capacity as the Senior Notes Trustee hereunder and shall be protected from any liability of any kind for actions taken in reasonable reliance upon such opinion of its counsel. The Authority agrees to pay all such reasonable counsel fees.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                       U.S. BANK, N.A.,
                                       as the Senior Notes Trustee


                                       By:/s/ Frank P. Leslie III
                                          -------------------------------------
                                          Name:  Frank P. Leslie III
                                          Title: Vice President


                                       U.S. BANK, N.A.,
                                       as the Senior Subordinated PIK Notes
                                       Trustee


                                       By:/s/ Frank P. Leslie III
                                          -------------------------------------
                                          Name:  Frank P. Leslie III
                                          Title:  Vice President


                                       U.S. BANK, N.A.,
                                       as the Subordinated PIK Note Trustee


                                       By:/s/ Frank P. Leslie III
                                          -------------------------------------
                                          Name:  Frank P. Leslie III
                                          Title:  Vice President


                                       CASCADE ENTERTAINMENT GROUP, LLC


                                       By:/s/ Kathy J. Reiner
                                          -------------------------------------
                                          Name:  Kathy J. Reiner
                                          Title: CFO



                                       CREDIT PROVIDER GROUP, LLC


                                       By:/s/ Mark Silber
                                          -------------------------------------
                                          Name: Mark Silber
                                          Title: Manager




                                       THE CHUKCHANSI ECONOMIC DEVELOPMENT
                                       AUTHORITY


                                       By:/s/ Dixie Jackson
                                          -------------------------------------
                                          Name: Dixie Jackson
                                          Title: Chairperson


                                       THE Picayune Rancheria of Chukchansi
                                       Indians


                                       By:/s/ Dixie Jackson
                                          -------------------------------------
                                          Name:  Dixie Jackson
                                          Title: Chairperson

                            INTERCREDITOR AGREEMENT



                                     Among

                 U.S. Bank, N.A., as the Senior Notes Trustee,

                            U.S. Bank, N.A., as the
                     Senior Subordinated PIK Notes Trustee

                            U.S. Bank, N.A., as the
                         Subordinated PIK Note Trustee

                          Credit Provider Group, LLC,

                       Cascade Entertainment Group, LLC,

                 The Chukchansi Economic Development Authority

                                      and

                 The Picayune Rancheria of Chukchansi Indians
           (solely with respect to its obligations under Section 9)

                                  dated as of

                                October 8, 2002



                                           TABLE OF CONTENTS

                                                                                          Page
1.         Definitions......................................................................2
           1.1       Defined Terms..........................................................2
           1.2       Index of Additional Defined Terms......................................6
           1.3       Interpretation.........................................................6

2.         The Credit Documents.............................................................7
           2.1       Lenders' Confirmations.................................................7
           2.2       Loss Proceeds..........................................................7

3.         Subordination Provisions.........................................................7
           3.1       Subordination of Junior Lender Claims..................................7
           3.2       Subordination of Senior Subordinated PIK Notes Claims.................10
           3.3       No Claim to Collateral by Subordinated Claimants......................13

4.         Conditions......................................................................14
           4.1       Conditions to Repayment under Cash Accumulation Note..................14
           4.2       Conditions to Repayment under L/C Note................................14
           4.3       Conditions to Repayment under Subordinated PIK Note...................14
           4.4       Conditions to Repayment under Senior Subordinated PIK Notes...........14
           4.5       Limitation on Tax Distributions.......................................15

5.         Ownership and Assignment of Manager Repayment Note and the L/C Note.............15

6.         Legends.........................................................................16

7.         Authority's Obligations Absolute................................................17

8.         Termination of Agreement........................................................17

9.         Waiver of Sovereign Immunity, Arbitration and Non-Impairment....................17
           9.1       Irrevocable Waiver of Sovereign Immunity..............................17
           9.2       Designation of Applicable Courts and Jurisdictions....................18
           9.3       Additional Waivers as to Tribal Courts................................18
           9.4       Agreement not to Contest..............................................18
           9.5       Arbitration...........................................................19
           9.6       Non-Impairment........................................................20

10.        Miscellaneous...................................................................20
           10.1      Waiver................................................................20
           10.2      Invalidity............................................................20
           10.3      Assignment............................................................21
           10.4      Time..................................................................21
           10.5      Choice of Law.........................................................21
           10.6      Entire Agreement; Amendments..........................................21
           10.7      Notices...............................................................21
           10.8      Counterparts..........................................................22
           10.9      Right to Consult Counsel..............................................22